UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2025

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

(Address of principal executive offices,

including zip code)

(702) 825-9872

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 27, 2025, the Board of Directors (the “Board”) of Zura Bio Limited (the “Company”) appointed Eric Hyllengren as Chief Financial Officer (principal accounting and principal financial officer) of the Company, effective as of July 7, 2025 (the “Effective Date”). Mr. Hyllengren will succeed Verender Badial, who is stepping down from his current position as Chief Financial Officer of the Company.

Mr. Hyllengren, age 50, was most recently Chief Financial Officer and Chief Operating Officer of Atara Biotherapeutics, Inc. (Nasdaq: ATRA) (“Atara”), since April 2023 and October 2024, respectively, and was previously Atara’s Vice President of Finance from August 2018 to April 2023. Prior to joining Atara, Mr. Hyllengren held various leadership roles at Amgen Inc. (Nasdaq: AMGN) (“Amgen”) from July 2003 to August 2018 and, most recently, was Amgen’s Executive Director of Business Development and Head of Alliance Management from November 2017 to August 2018. Mr. Hyllengren holds a B.B.A. in Finance and Russian from the University of Notre Dame and an M.B.A. in Finance from the Kellogg School of Management at Northwestern University.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Hyllengren on June 27, 2025 (the “Offer Letter”) effective as of the Effective Date. The Offer Letter provides for Mr. Hyllengren’s at-will employment as the Chief Financial Officer. Pursuant to the Offer Letter, Mr. Hyllengren will receive an annual base salary of $475,000 per year. Mr. Hyllengren will also be eligible to receive a discretionary annual cash bonus with a target amount equal to 40% of his base salary and to participate in the Company’s employee benefit plans and programs in accordance with the terms and conditions of the applicable plans and programs.

The Offer Letter also provides for the grant of an option to purchase up to 672,000 Class A ordinary shares (the “Initial Option”), which Initial Option is to be granted as soon as practicable following the Effective Date pursuant to the terms of the Company’s 2023 Equity Incentive Plan (the “Plan”) and an option award agreement thereunder. The Initial Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, and will vest over 4 years, with 25% of the shares vesting on the first anniversary of the Effective Date and the remainder vesting in equal quarterly installments over the following three years, subject to Mr. Hyllengren’s continuous service through each such date. The Initial Option is intended to be an inducement material to Mr. Hyllengren’s entering into employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4).

On the Effective Date, the Company and Mr. Hyllengren will also enter into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2023, and Employee Confidential Information and Inventions Assignment Agreement. The indemnification agreement, among other things, requires the Company to indemnify Mr. Hyllengren for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an officer of the Company or any other company or enterprise to which he provides services at the Company’s request.

Other than the foregoing, Mr. Hyllengren is not party to any arrangement or understanding with any other pursuant to which he was appointed as an officer, nor is he party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Hyllengren and any of the Company’s directors and executive officers.

The foregoing description of the Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Financial Officer Transition

Verender Badial, the Company’s current Chief Financial Officer, notified the Company on June 25, 2025 of his resignation from the Company, and will remain with the Company in his current role until the Effective Date, following which he will remain with the Company as a non-executive employee through July 31, 2025 (the “Separation Date”) to assist with the transition. Mr. Badial’s transition is unrelated to the Company’s financial results or any disagreement with the Company over its accounting principles, practices or financial disclosures.

On June 27, 2025, the Company and Mr. Badial entered into a settlement agreement (the “Settlement Agreement”), which specifies the terms of his separation and continuing employment during the transition period. Pursuant to the terms of the Settlement Agreement, Mr. Badial will receive: (i) a £178,294.92 cash severance payment; (ii) a £89,147.46 cash payment in lieu of the notice required under his employment agreement with the Company; (iii) a £23,500.11 cash payment in respect of holiday accrued but untaken up to July 7, 2025; (iv) £4,000 cash payment, being equivalent to the cost to the Company of twelve months of private health insurance premiums for Mr. Badial and his dependents; and (v) a reimbursement of the cost, up to a maximum of £27,000, for transition assistance, with such costs to be incurred and submitted to the Company within twelve months following the Separation Date.

Additionally, the Settlement Agreement provides for accelerated vesting of the unvested portion of two outstanding options, previously granted to Mr. Badial on May 18, 2023 and June 18, 2024 pursuant to the Plan, that would have vested in the nine months following the Separation Date, relating to 107,811 and 78,750 Class A ordinary shares of the Company, respectively (collectively, the “Accelerated Options”). Pursuant to the Settlement Agreement, Mr. Badial may not transfer any shares acquired pursuant to the exercise of the Accelerated Options before the following dates without the prior written consent of the Company: (i) one-third (1/3) of any such shares may only be transferred on or after the first anniversary of the Separation Date; (ii) the second one-third (1/3) of any such shares may only be transferred on or after the second anniversary of the Separation Date; and (iii) the final one-third (1/3) of any such shares may only be transferred on or after the third anniversary of the Separation Date. The Settlement Agreement also provides for an extension of the post-termination exercise period for Mr. Badial’s outstanding stock options, including the Accelerated Options, to the applicable expiration date of the applicable stock option. The options previously granted to Mr. Badial on May 8, 2025 pursuant to the Plan, covering 303,100 Class A ordinary shares, will be immediately forfeited upon the Separation Date.

All payments and benefits provided under the Settlement Agreement are contingent upon the effectiveness of, and Mr. Badial’s continued compliance with, the Settlement Agreement. The Settlement Agreement also contains a release of claims, as well as standard non-disparagement and confidentiality provisions.

The foregoing description of the Settlement Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Eric Hyllengren dated June 27,2025.
10.2*	Settlement Agreement, by and between the Company and Verender Badial, dated as of June 27, 2025.
99.1	Press Release, dated July 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: July 1, 2025	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary